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                                                                  Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                              RIGHTS CERTIFICATES

                                   ISSUED BY

                               AMF BOWLING, INC.

  This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated June 28, 1999 (the "Prospectus") of AMF Bowling, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the rights certificates evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on July 28, 1999, unless extended (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under "The Rights Offering" in the Prospectus.

  Payment of the Subscription Price of $5.00 per share for each share of common stock, $0.01 par value (the "Common Stock"), of the Company subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Date if the Rights Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. See the discussion set forth under "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus. All undefined capitalized terms used herein have the definitions ascribed to them in the Prospectus.

                          The Subscription Agent is:

                   ChaseMellon Shareholder Services, L.L.C.

       By Courier:             Registered Mail:               By Hand:



 ChaseMellon Shareholder   ChaseMellon Shareholder     ChaseMellon Shareholder
    Services, L.L.C.           Services, L.L.C.           Services, L.L.C.
85 Challenger Road--Mail     Post Office Box 3301     120 Broadway, 13th Floor
       Drop-Reorg            South Hackensack, NJ        New York, NY 10271
   Ridgefield Park, NJ              07606                    Attention:
          07660           Attention: Reorganization        Reorganization
       Attention:                 Department                 Department
     Reorganization
       Department

                                 By Facsimile
                         (Eligible Institutions Only):
                                (201) 296-4293

                     To confirm receipt of facsimile only:
                                (201) 296-4860

   The address and telephone numbers of the Information Agent, for inquiries, information or requests for additional documentation are as follows:

                            D. F. King & Co., Inc.
                                77 Water Street
                           New York, New York 10005
                Banks and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll Free: (800) 628-8532


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

  The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing ___________ Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to _______ of the Rights represented by such Rights Certificate, (ii) the Over-Subscription Privilege relating to each such Right to subscribe, to the extent that shares ("Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege, for an aggregate of up to _______ Excess Shares and/or
(iii) the Conditional Over-Subscription Privilege relating to each such Right to subscribe, to the extent that (a) shares ("Second Excess Shares") are not subscribed for pursuant to exercises under the Basic Subscription Privilege and the Over-Subscription Privilege and (b) the aggregate Subscription Prices paid with respect to exercises under Basic Subscription Privileges and the Over-Subscription Privileges by all holders of Rights do not equal or exceed $120 million, for an aggregate of up to ___ Second Excess Shares. The undersigned understands that payment of the Subscription Price of $5.00 per share for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege, Over-Subscription Privilege and the Conditional Over-Subscription Privilege must be received by the Subscription Agent at or before the Expiration Date and represents that such payment, in the aggregate amount of $_________, either (check appropriate box):

  [_]is being delivered to the Subscription Agent herewith

  or

  [_]has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto);

  [_]wire transfer funds

   name of transferor institution ___________________________________________

   date of transfer _________________________________________________________

   confirmation number (if available) _______________________________________

  [_]uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

  [_]certified check

  [_]bank draft (cashier's check)

  [_]money order

   name of maker ____________________________________________________________

   date of check, draft or money order number _______________________________

   bank on which check is drawn or issuer of money order ____________________

SIGNATURE(S) ________________________     ADDRESS(ES) _________________________


NAME(S) _____________________________     -------------------------------------
                                                                     (ZIP CODE)
                                                    (  )
-------------------------------------     TEL. NO(S). _________________________


-------------------------------------     -------------------------------------
       (PLEASE TYPE OR PRINT)             RIGHTS CERTIFICATE NO(S). (IF
                                          AVAILABLE)


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                             GUARANTEE OF DELIVERY

          (NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three New York Stock Exchange trading days from the date of receipt by the Depository of this Notice of Guaranteed Delivery, the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

 Name of Firm: ______________________________________________________

 Address: ___________________________________________________________

 Zip Code: __________________________________________________________

 Area Code and Telephone Number: ____________________________________

 Authorized Signature: ______________________________________________

 Title: _____________________________________________________________

 NAME: ______________________________________________________________
                        (Please Type or Print)

   The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                DO NOT SEND RIGHTS CERTIFICATES WITH THIS FORM


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